NAME OF REGISTRANT:
Franklin Valuemark Funds
File No. 811-5583
Exhibit 77c(i) - Action of Sole Shareholder by
Written Consent

	VALUE SECURITIES FUND

	ACTION OF SOLE SHAREHOLDER BY WRITTEN
	CONSENT

		The undersigned, being the sole
shareholder of the VALUE SECURITIES Fund (the
"Fund"), a series of Franklin Valuemark Funds
(the "Trust"), does hereby take the following actions and does hereby consent to the following votes:

	VOTED:	That the investment
management agreement to be entered into between Franklin Advisory Services, Inc. and the Trust on behalf of the Fund, be, and it hereby is, approved for the Fund.


	VOTED:	That the appointment of
Coopers & Lybrand as the independent
accountants for the Fund for the fiscal year ending December 31, 1998, be, and it hereby is, approved.

		By execution hereof, the undersigned
shareholder waives prior notice of the
foregoing action by written consent.



ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA on behalf of Allianz Life Variable Account B



As of April 23, 1998     				By:   /s/ James P. Kelso
								James P. Kelso
								Vice President
								Variable Products
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